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                CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN
                THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                OMITTED AND FILED SEPARATELY WITH THE
                SECURITIES AND EXCHANGE COMMISSION PURSUANT
                TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF
                1934, AS AMENDED.



                                                                   EXHIBIT 10.43


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT


         This Amendment ("Amendment") is entered into as of the ____ day of _________, 1998 (the "Effective Date") by and between RiboGene Inc., a Delaware corporation ("RiboGene"), and Dainippon Pharmaceutical Co., Ltd.
("Dainippon"), a corporation organized under the laws of Japan.

                                    Recitals

         Whereas, Dainippon desires to purchase two hundred thirty thousand (230,000) shares of RiboGene common stock and RiboGene desires to sell such common stock to Dainippon at a price of US$.001 per share; and

         Whereas, in partial consideration of the sale of shares to Dainippon the parties desire to amend the License Agreement to reflect an increase in the royalties payable to RiboGene;

         Now, Therefore, in consideration of the foregoing and the covenants and promises contained herein and in the License Agreement, the parties agree to amend the License Agreement as follows:

1. Section 5.2(a) of the License Agreement shall be amended to read as follows:

         5.2      Royalties.

                  (a) Royalty Payments. Dainippon shall pay to RiboGene a royalty on Net Sales as follows:

    Royalty Rate in Percent (%)           Payable on portion of annual Net Sales
                                          (in US$ millions)

                                       [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       1.


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In Witness Whereof, both Dainippon and RiboGene have executed this Amendment, in duplicate originals, by their respective officers hereunto duly authorized, as of the Effective Date.

RiboGene, Inc.                             Dainippon Pharmaceutical Co., Ltd.

By:_______________________                 By:__________________________
Name:    Charles J. Casamento              Name:    Takeshi Tomotake
Title:   Chairman, President and                    Title:   President
         Chief Executive Officer



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